SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2006

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4694	36-1004130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 27, 2006, R.R. Donnelley & Sons Company (the “Company”) issued a press release that, among other things, announced expected first quarter 2006 earnings and confirmed that the Company will meet or exceed its previously announced earnings guidance for 2006.

This information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such a filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On April 27, 2006, the Company announced that Glenn R. Richter, the Company’s Executive Vice President, Chief Financial Officer will be leaving the Company effective May 11, 2006.

(c) On April 27, 2006, the Company announced that Thomas J. Quinlan, III will be appointed its interim Chief Financial Officer, effective as of May 11, 2006. Mr. Quinlan has served as RR Donnelley’s Executive Vice President, Operations since February 2004. Prior to this, Mr. Quinlan served in various capacities at Moore Wallace Incorporated (and its predecessor, Moore Corporation Limited) that included: Executive Vice President—Business Integration since May 2003; Executive Vice President—Office of the Chief Executive from January 2003 until May 2003; and Executive Vice President and Treasurer from December 2000 until December 2002. Mr. Quinlan served in 2000 as Executive Vice President and Treasurer of Walter Industries, Inc. (a homebuilding industrial conglomerate) and held various positions from 1994 until 1999, including Vice President and Treasurer, at World Color Press, Inc.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release issued by R.R. Donnelley & Sons Company on April 27, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R.R. DONNELLEY & SONS COMPANY

Dated: April 27, 2006	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman Senior Vice President, General Counsel and Assistant Secretary

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